Exhibit 10.2

Execution Version

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TERMINATION OF PRIOR AGREEMENTS AND MUTUAL RELEASE

(THE “AGREEMENT”)

This Agreement is made as of May ___, 2023 by and between Enveric Biosciences, Inc. (“Enveric”), Akos Biosciences, Inc. (“Akos”), [***] (“Investor”), and Palladium Capital Group, LLC (formerly known as Palladium Capital Advisors, LLC) (“Palladium”). Where appropriate, this Agreement may refer to Enveric, Akos, Investor and Palladium collectively as the “Parties” or individually as a “Party”.

WHEREAS, pursuant to the Securities Purchase Agreement among Enveric, Akos and Investor dated May 5, 2022 (the “SPA”), Investor has a right to exercise a put in respect of 1,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) of Akos acquired by Investor under the SPA and owned by Investor;

WHEREAS, Investor has provided notice of its exercise of the put in respect of the Series A Preferred Stock to Akos;

WHEREAS, Enveric, pursuant to its obligations under the SPA is, on the Effective Date (as defined below), making payment in an amount to Investor representing Stated Value of $1,000,000 and dividends at the annual rate of 5% from the Initial Closing Date through the date the Termination Payment is paid (“Accrued Dividends”) in full satisfaction of its and Akos’ obligations with respect to Investor’s exercise of the put; and

WHEREAS, the Parties, without any admission of liability or wrongdoing, wish to enter into this Agreement to resolve any and all potential claims between and among themselves, their successors, assigns, and affiliates, pursuant to the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

1. Payment by Enveric. Enveric hereby agrees to pay Investor on the Effective Date the total sum of $1,000,000 plus Accrued Dividends (the “Termination Payment”) by wire transfer to a bank account designated by Investor, the receipt of such designation which is hereby acknowledged by Enveric. Investor has previously delivered to Akos any and all certificates evidencing the Series A Preferred Stock, together with an executed stock power. The Parties acknowledge and agree that they are solely responsible for paying any attorneys’ fees and costs they incurred in connection with the execution and delivery of this Agreement and the performance of their obligations hereunder and that no Party nor its attorney(s) will seek any award of attorneys’ fees or costs from any other Party.

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Execution Version

2. Termination of Agreements. Each of the Parties hereby agrees to and acknowledges the termination of the SPA and the Registration Rights Agreement dated as of May 5, 2022 among some or all of the Parties hereto (collectively, as any of the foregoing agreements may have been previously amended, the “Transaction Documents”) and the termination of all of the respective rights and obligations of the Parties under the Transaction Documents.

3. Mutual Release. Effective upon irrevocable receipt of the Termination Payment by Investor, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, interest holders, successors and assigns hereby releases, hereby waives and forever discharges each other Party hereto and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, interest holders, successors and assigns of and from any and all claims, counterclaims, contentions, debts, liabilities, rights, debts obligations, demands, promises, agreements, contracts, costs, expenses (including but not limited to attorneys’ fees), damages, actions, or any unasserted claims or defenses, and whether based on contract, tort, statutory or other legal or equitable theory of recovery, which either Party has, or may have had, against the other Party, whether or not known or unknown, or which may hereafter develop, for any acts or omissions arising from the beginning of time until the Effective Date arising in connection with the Transaction Documents. This release and waiver of claims shall not include any claims to enforce the terms of this Agreement.

4. Entire Agreement. This Agreement contains the entire agreement between the Parties relating to the subject matter contained in this Agreement. All prior or contemporaneous agreements, written or oral, between the Parties regarding the subject matter hereof are superseded by this Agreement. This Agreement may not be modified except by written document signed by an authorized representative of each Party.

5. Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of Delaware, without reference to its choice of law provisions. The Parties hereby consent to jurisdiction in the City of New York, N.Y. and agree that any and all disputes arising hereunder, including, but not limited to, a claimed breach of this Agreement, shall be litigated exclusively in the state or federal courts of the State of New York, without reference to conflict laws of the State of New York.

6. Counterparts. The Parties agree that this Agreement may be executed in counterparts, and that copies or facsimiles of this Agreement shall have the same force and effect for all purposes as the original.

7. Effective Date. The terms of the Agreement will be binding and deemed effective when executed by all Parties and the Termination Payment contemplated by Section 1 hereof shall have been made (the “Effective Date”).

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Execution Version

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement, on the dates below indicated.

ENVERIC BIOSCIENCES, INC.	[***]

By:	By:
Title:	Title:
Date:	Date:

AKOS BIOSCIENCES, INC.	PALLADIUM CAPITAL GROUP, LLC
Formerly known as:
By:	PALLADIUM CAPITAL ADVISORS, LLC
Title:
Date:	By:
Title:
Date:

[Signature Page of Termination of Prior Agreements and Mutual Release]